IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

---------------------------------------------------------------x
H. DAVID SCHNEIDER,                                           :
                                                              :
                  Plaintiff,                                  :        C.A. No.
                                                              :        20493
         v.                                                   :
                                                              :
CAL-MAINE FOODS, INC.; FRED R. ADAMS,                         :
JR.; RICHARD K. LOOPER, ADOLPHUS B.                           :
BAKER; BOBBY J. RAINES; JACK B. SELF;                         :
JOE M. WYATT; CHARLES F. COLLINS,                             :
W.D. COX; R. FRASER TRIPLETT; and LETITIA                     :
C. HUGES,                                                     :
                  Defendants.                                 :
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                             CLASS ACTION COMPLAINT
                             ----------------------

     Plaintiff, by and through plaintiffs attorneys, alleges upon information and belief, except as to paragraph 1 which is alleged upon personal knowledge, as follows:

                                   THE PARTIES
                                   -----------

     1. Plaintiff H. David Schneider ("plaintiff') is the owner of less than 2,500 shares of common stock of Cal-Maine Foods, Inc. ("CALM" or the "Company") and has been the owner of such shares continuously since prior to the wrongs complained of herein.

     2. Defendant CALM is a corporation duly existing and organized under the laws of the State of Delaware, with its principal executive offices located at 3320 Woodrow Wilson Avenue, Jackson, Mississippi. CALM is engaged in the production, cleaning, grading, and packaging of fresh shell eggs in the manufacture and sale of egg products.

     3. Defendant Fred R. Adams, Jr. ("Adams") is and at all relevant times has been Chief Executive Officer and Chairman of the Board of directors of CALM. Adams beneficially owns approximately 69% of CALM's outstanding common stock.

     4. Defendant Richard K. Looper ("Looper") is and at all relevant times has been a director of CALM. Looper served as President and Chief Operating Officer from 1983 through 1997.

     5. Defendant Adolphus B. Baker ("Baker") is and at all relevant times has been President, Chief Operating Officer, and a director of CALM. Baker beneficially owns approximately 5% of the Company's outstanding common stock.

     6. Defendant Bobby J. Raines ("Raines") is and at all relevant times has been Vice President, Chief Financial Officer, Treasurer, Secretary, and a director of the Company. Raines beneficially owns 1% of the Company's outstanding common stock.

     7. Defendant Jack B. Self ("Self') is and at all relevant times has been Vice President/Operations and Production and a director of the Company.

     8. Defendant Joe M. Wyatt ("Wyatt") is and at all relevant times has been Vice President/Mill Division and a director of the Company.

     9. Defendants W.D. Cox, R. Faser Triplett, and Letitia C. Hughes are and have been at all relevant times directors of CALM.

     10. The defendants referred to in paragraphs 3 through 9 are collectively referred to herein as the "Individual Defendants." The Individual Defendants collectively own approximately 77% of the Company's outstanding common stock.

     11. The Individual Defendants as officers and/or directors of the Company, and Adams as controlling shareholder of the Company, are in a fiduciary relationship with plaintiff and the other public stockholders of CALM, and owe plaintiff and the other members of the class the highest obligations of good faith, fair dealing, due care, loyalty and full and candid disclosure.

                            CLASS ACTION ALLEGATIONS
                            ------------------------

     12. Plaintiff brings this action on his own behalf and as a class action, pursuant to Rule 23 of the Rules of the Court of Chancery, on behalf all shareholders of CALM common stock who own less than 2,500 shares of CALM common stock, or their successors in interest, who are being and will be harmed by defendants' conduct described herein (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants.

     13. This action is properly maintainable as a class action.

     14. The Class is so numerous that joinder of all members is impracticable. As of August 18, 2003, there were approximately 2 million shares of CALM common stock in the public float, owned by hundreds of public shareholders.

     15. There are questions of law and fact which are common to the Class including, inter alia, the following:

     (a) whether defendants have improperly engaged in a course of conduct designed to benefit themselves at the expense of CALM's public stockholders; and
     (b) whether plaintiff and the other members of the Class would be irreparably damaged were the transactions complained of herein consummated.

     16. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff's claims are typical of the claims of the other members of the Class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

     17. The prosecution of separate actions by individual Class members would create the risk of inconsistent or varying adjudications with respect to the individual members of the Class which would establish incompatible standards of conduct for defendants, or adjudications with respect to individual members of the Class which would, as a practical matter, be dispositive of the interests of the other members not parties to the adjudications or substantially impair their ability to protect their interests.

     18. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.

                            SUBSTANTIVE ALLEGATIONS
                            -----------------------

     19. On or about August 18, 2003, CALM announced that the Individual Defendants approved a 1 for 2,500 reverse stock spit of the Company's shares in order to effect taking the

Company private. Under the terms of the reverse stock split, CALM's public shareholders owning less than 2,500 shares will receive $7.35 in cash for each share of existing common stock.

     20. The Individual Defendants have timed the proposal to freeze out the Company's public shareholders in order to capture for themselves the Company's future potential without paying an adequate or fair price to the Company's public shareholders. CALM common stock was trading in excess of the transaction price - as high as $7.70 per share --on August 15, 2003, the last trading day prior to the time the reverse stock split/going private transaction was announced.

     21. The Individual Defendants have timed the announcement of the proposed reverse stock split/going private transaction to place an artificial lid on the market price of CALM stock so that the market will not reflect CALM's improving potential, thereby purporting to justify an unreasonably low price.

     22. The Individual Defendants have access to internal financial information about CALM, its true value, expected increase in true value, and the benefits of 100% ownership of CALM to which plaintiff and the Class members are not privy. The Individual Defendants are using such inside information to benefit themselves in this proposed transaction, to the detriment of the Company's public stockholders.

     23. A majority of the Individual Defendants have clear and material conflicts of interest and are acting to better their own interests at the expense of CALM's public shareholders. Defendant Adams has voting control of the Company and controls its proxy machinery. Adams has selected and controls all of the Company's directors, who are beholden to Adams for their offices and the valuable perquisites which they enjoy therefrom. Moreover, seven of the Company's ten directors are or recently have served as executive officers of the Company and will presumably continue in their positions with the Company once CALM becomes privately held.

     24. The Individual Defendants are engaging in self-dealing and not acting in good faith toward plaintiff and the other members of the Class. By reason of the foregoing, the Individual Defendants have breached and are breaching their fiduciary duties to the members of the Class.

     25. Unless the proposed reverse stock split/going private transaction is enjoined by the Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the members of the Class to the irreparable harm of the members of the Class.

     26. Plaintiff and the Class have no adequate remedy at law.

     WHEREFORE, plaintiff prays for judgment and relief as follows:

     A. Ordering that this action may be maintained as a class action and certifying plaintiff as the Class representative;

     B. Preliminarily and permanently enjoining defendants and all persons acting in concert with them, from proceeding with, consummating or closing the proposed transaction;

     C. In the event the proposed reverse stock split/going private transaction is consummated, rescinding it and setting it aside or awarding rescissory damages to the Class;

     D. Directing defendants to account to Class members for their damages sustained as a result of the wrongs complained of herein;

     E. Awarding plaintiff the costs of this action, including reasonable allowance for plaintiff's attorneys' and experts' fees;

     F. Granting such other and further relief as this Court may deem just and proper.

                                   ROSENTHAL, MONHAIT, GROSS & GODDESS, P.A.



                                   By:  /s/ Carmella P. Keener
                                        ----------------------
                                        919 Market Street, Suite 1401
                                        P.O. Box 1070 Wilmington, DE 19899
                                        (302) 656-4433


Of Counsel:

SCHIFFRIN & BARRO WAY, LLP
Marc A. Topaz
Gregory M. Castaldo
Three Bala Plaza East
Suite 400
Bala Cynwyd, PA 19004
(610) 667-7706